UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2005

Commission file number: 0-23391

XFORMITY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-1434313 (I.R.S. Employer Identification No.)

14333 Proton Drive
                       Dallas, Texas 75244
(Address of principal executive offices, including zip code)

Registrant's Telephone No., including area code: (972) 661-1200

XML - Global Technologies, Inc., 60 Revere Drive, Suite 725, Northbrook, Illinois 60062
(Former name or former address, if changed since last report)
ITEM 7.01:	REGULATION FD DISCLOSURE
ITEM 8.01:	OTHER EVENTS

          On February 17, 2005, the Company issued a press release announcing that it has entered into an agreement with ChoicePoint Services Inc. to provide XFormity's franchisee customer base with automated employment reporting, including background checks. A copy of the press release is attached hereto.

ITEM 9.01:     FINANCIAL STATEMENTS AND EXHIBITS

(a)	Exhibit
Item	Title
10.1	Third Party Administrator Agreement with ChoicePoint Services, Inc.
99.1	Press Release dated February 17, 2005.

Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XFormity Technologies, Inc.
Date: February 17, 2005	Signature:	/s/ Mark Haugejorde Mark Haugejorde, President